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                                                        Deloitte &Touche

October 17, 2003

Oppenheimer Select Managers Mercury Advisors S&P 500 Index
Fund
6803 South Tucson Way
Centennial, Colorado 80112

Dear Sirs:

We have reviewed the  Agreement  and Plan of  Reorganization
between   Oppenheimer   Select  Managers,   a  Massachusetts
business trust, on behalf of its series  Oppenheimer  Select
Managers  Mercury  Advisors  S&P 500 Index Fund  (Index) and
Oppenheimer Main Street Funds,  Inc. on behalf of its series
Oppenheimer   Main  Street  Fund  (Main   Street)  which  is
attached  as Exhibit A of Main  Street  Fund's  Registration
Statement  under  the  Securities  Act of 1933 on Form  N-14 filed with the  Securities  and Exchange  Commission on July
2,  2003  concerning  the  acquisition  by  Main  Street  of substantially  all of the assets of Index  solely for voting shares of  beneficial  interest in Main Street,  followed by the  distribution  of such shares in exchange for all of the outstanding shares of Index.

Section  368(a)(1)(C),  IRC provides that, when  determining whether the exchange is solely for stock,  the assumption by
Main Street of a liability of Index shall be disregarded.

The   managements   of  both  Main  Street  and  Index  have
represented  to us that there is no plan or intention by any shareholder of Index who owns 5% or more of the  outstanding shares of Index and, to the best of their  knowledge,  there is no  plan  or  intention  on the  part  of  the  remaining
shareholders  of  Index  to  redeem,  sell,   exchange,   or
otherwise  dispose  of Main  Street  shares to Main  Street, other than in the ordinary course of business.

Management of each fund has further  represented to us that, as of the date of the  exchange,  both Main Street and Index will qualify as regulated  investment companies or will meet the diversification test of Section  368(a)(2)(F)(ii),  IRC,
and  that  a  significant   portion  (as   contemplated   by
Regulation  Section  1.368-1(d)(3),  IRC of Index's existing assets  will  continue  to be held  beyond  the  date of the transaction  and liquidated  only in the ordinary  course of business.

In  our  opinion,   the  federal  tax  consequences  of  the
transaction,  if carried  out in the manner  outlined in the
Agreement and in accordance with the above  representations, should be as follows:

Oppenheimer Select Managers Mercury Advisors S&P 500 Index
Fund

1.    The transactions  contemplated by the Agreement should
     qualify  as a  tax-free  "reorganization"  within  the
     meaning of Section  368(a)(1) of the Internal  Revenue
     Code of 1986,  as amended,  and under the  regulations
     promulgated thereunder.

2.    Main Street and Index  should each qualify as a "party
     to a  reorganization"  within  the  meaning of Section
     368(b)(2).

3.    No  gain  or  loss   should  be   recognized   by  the
     shareholders of Index upon the  distribution of shares
     of   beneficial   interest   in  Main  Street  to  the
     shareholder of Index pursuant to Section 354.

4.    Under  Section  361(a)  no  gain  or  loss  should  be
     recognized  by Index by reason of the  transfer of its
     assets solely in exchange for shares of Main Street.

5.    Under   Section   1032  no  gain  or  loss  should  be
     recognized  by Main  Street by reason of the  transfer
     of Index assets  solely in exchange for shares of Main
     Street.

6.    The  stockholders  of Index  should  have the same tax
     basis and holding  period for the shares of beneficial
     interest in Main Street that they  receive as they had
     for the  stock of Index  that  they  previously  held,
     pursuant to Sections 358(a) and 1223(1), respectively.

7.    The  securities  transferred  by Index to Main  Street
     should have the same tax basis and  holding  period in
     the  hands  of  Main  Street  as they  had for  Index,
     pursuant to Sections 362(b) and 1223(1), respectively.

This opinion is based solely upon:

a.    the  representations,   information,   documents,  and
     facts  that we have  included  or  referenced  in this
     opinion letter;
b.    our  assumption  (without  independent   verification)
     that  all  of  the  representations  and  all  of  the
     originals,   copies,   and   signatures  of  documents
     reviewed by us are accurate, true, and authentic;
c.    our  assumption  (without  independent   verification)
     that there will be timely  execution  and  delivery of
     and  performance  as required  by the  representations
     and documents;
d.    the  understanding  that  only  the  specific  Federal
     income  tax issues and tax  consequences  opined  upon
     herein are covered by this tax  opinion,  and no other
     federal,  state,  or  local  taxes  of any  kind  were
     considered;
e.    the law,  regulations,  cases,  rulings, and other tax
     authority  in  effect  as of the date of this  letter.
     If  there  are  significant   changes  in  or  to  the
     foregoing tax authorities  (for which we shall have no
     responsibility   to  advise  you),  such  changes  may
     result  in  our  opinion  being  rendered  invalid  or
     necessitate (upon your request) a  reconsideration  of
     the opinion;
f.    your  understanding  that this  opinion is not binding
     on the IRS or the courts and should not be  considered
     a representation,  warranty, or guarantee that the IRS
     or the courts will concur with our opinion; and

Oppenheimer Select Managers Mercury Advisors S&P 500 Index
Fund

g.    your  understanding  that this  opinion  is solely for
     your   benefit,    is   limited   to   the   described
     transaction,  and may not be relied  upon by any other
     person or entity.

Very truly yours,

/s/ Deloitte & Touche LLP